Exhibit 99.1

[Company Logo]

DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS;

STRONG REVENUE GROWTH, OPERATING LEVERAGE DELIVER RECORD PROFITABILITY

CALABASAS, Calif. (January 29, 2004) - Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, today announced record financial results for its fourth quarter ended December 31, 2003. The fourth quarter marks Digital Insight’s 18th consecutive quarter of sequential revenue growth since its IPO in September 1999.

Revenues for the fourth quarter ended December 31, 2003 increased 23% to $42.2 million from $34.3 million for the quarter ended December 31, 2002. Results for the 2003 fourth quarter include $1.3 million in revenue contributions from Magnet Communications Inc. following the Company’s acquisition of Magnet on November 25, 2003. Under Generally Accepted Accounting Principles (GAAP), for the fourth quarter the Company reported net income of $35.5 million, or $1.01 per diluted share, which includes a one-time tax benefit of $29.6 million, or $0.84 per diluted share, from the release of the Company’s deferred tax valuation allowance. In the fourth quarter of 2002, the Company recorded a GAAP net loss of $4.6 million, or ($0.14) per share. The Company’s GAAP results in the fourth quarter of 2002 included a litigation settlement charge of $6.9 million, or ($0.21) per share.

On a non-GAAP basis, excluding the tax benefit, litigation charge and other items, pro forma net income in the fourth quarter increased 97% to $7.6 million, or $0.22 per diluted share, from pro forma net income of $3.8 million, or $0.12 per share, in the fourth quarter of 2002. A reconciliation of non-GAAP pro forma results to GAAP results is provided as part of this press release.

Cash flow from operations in the fourth quarter grew 26% to $12.0 million from $9.5 million in the fourth quarter of 2002, reflecting the Company’s strong growth in net income in 2003.

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

“Our fourth quarter results delivered strong growth in profitability, underscoring the leverage in our business model as well as our continued business momentum,” commented Digital Insight Chairman, President and CEO Jeff Stiefler. “Most notably, we entered into ‘conversion deals’, or sales bookings in which Digital Insight will displace a competitive Internet banking vendor, with a record 35 financial institutions during the quarter, representing 85,000 active Internet banking end users that will migrate onto our outsourced platform. We also continue to benefit from the increasing trend for larger financial institutions to outsource the operation of their online channel. I am especially pleased to welcome Downey Savings Financial ($11 billion in assets) and Corus Bank ($3 billion in assets) to our client base.”

Stiefler continued, “Online bill pay users grew by a record 56,000 users during Q4, and clearly benefited from our innovative co-marketing programs and ‘Free Bill Pay’ promotions initiated by a number of clients during the quarter. On the other hand, growth in Internet banking end users during the fourth quarter came in below expectations at 168,000 as a result of higher than normal client deactivations. We believe these results are not indicative of future performance and expect adoption to return in the first quarter to levels consistent with recent performance and our target of 200,000 users per quarter.”

Balance Sheet Highlights

At December 31, 2003, cash and investments were $70.3 million compared to $88.2 million at September 30, 2003. The decrease in cash and investment balances reflects the Company’s acquisition of Magnet Communications during the quarter. Digital Insight remains debt-free.

New Effective Tax Rate for 2004 Income Statements: No Significant “Cash Taxes” to Be Paid Until 2006

In accordance with FASB 109, the primary accounting standard for income taxes, during the fourth quarter the Company released its tax valuation allowance resulting in a deferred tax asset on its balance sheet of $57 million. The decision to release its deferred tax valuation allowance reflects management’s assessment that Digital Insight’s current and future growth in net income will allow for the full realization of its net operating loss carryforwards and research and development tax credits to offset taxable income.

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

Consequently, in 2004 Digital Insight will record an effective tax rate for income statement purposes of approximately 38%. The Company does not expect to incur significant cash tax payments prior to 2006, however, as a result of the anticipated utilization of net operating loss carryforwards and research and development tax credits to reduce its cash tax liabilities.

2004 Financial Outlook

“I continue to be encouraged by the many growth options available to us in 2004 and beyond, as a result of our strong market leadership position and the underlying factors that will drive industry growth,” Stiefler added. “As financial institutions increasingly seek outsourcing solutions to meet their critical needs for best-in-class technology, Digital Insight is uniquely positioned to benefit from our focused commitment to online banking, our technology leadership, and unparalleled product breadth.”

2004 Financial Guidance: Revised to Include Magnet Revenues and New Tax Assumptions

First Quarter 2004 Business Outlook

Revenues[1]	$45.0 – $45.5 million
Non-GAAP Pro forma EPS (using prior assumed tax rate, state taxes only)[2]	$0.21 – $0.22
Non-GAAP Pro forma EPS (using current assumed tax rate of 38%)[2]	$0.13 – $0.14
Equivalent GAAP EPS [2,3]	$0.10 – $0.11

Full Year 2004 Financial Guidance

Revenues[1]	$193 – $197 million
Non-GAAP Pro forma EPS (using prior assumed tax rate, state taxes only)[2]	$0.92 – $0.96
Non-GAAP Pro forma EPS (using current assumed tax rate of 38%)[2]	$0.61 – $0.63
Equivalent GAAP EPS[2,3]	$0.47 – $0.49

[1]	The increase in 2004 revenue guidance from the Company’s previous 2004 guidance reflects the closing of the Magnet acquisition. Revenue guidance for the remainder of Digital Insight’s business remains unchanged from prior guidance.
[2]	Digital Insight’s 2004 financial guidance for earnings per share reflects the closing of the Magnet acquisition and remains unchanged from its previous 2004 guidance, other than the effective tax rate increasing to 38%. Previously, the Company had guided investors to expect a provision for California state taxes only, equivalent to approximately $0.06 per share for full year 2004.
[3]	Includes amortization of intangible assets of approximately $0.03 per share for the first quarter and $0.14 for the full year.

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

2004 Guidance Assumptions

The Company’s fully-taxed Pro Forma EPS guidance for 2004 assumes a tax rate of 38% for “book purposes” that will be reflected on its income statements in connection with FASB 109; by contrast, the Company does not expect to pay significant cash income taxes in 2004 or 2005 due to the anticipated utilization of its net operating loss carryforwards and research and development tax credits. Consequently, the 38% income tax provision will have a negligible effect on the Company’s cash flows.

Reconciliation of Non-GAAP Pro Forma to GAAP Results and GAAP Outlook

The Company provides non-GAAP pro forma operating results as a supplement to its GAAP financial results. The Company’s non-GAAP pro forma results exclude the following charges and benefits from the Company’s statements of operations:

•	Non-cash charges related to amortization of intangible assets

•	Non-cash charges related to stock-based compensation

•	Merger-related charges

•	Restructuring-related charges

•	Impairment charges

•	Cumulative effect of change in accounting methods

•	Income benefit from the release of valuation allowance

A detailed calculation of non-GAAP pro forma net income and pro forma net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for financial institutions. Through its comprehensive portfolio of Internet-based financial products and services built upon the company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight offers consumer and business Internet banking, online lending, electronic bill payment and presentment, check imaging, account-to-account transfers, website development and hosting, marketing programs designed to help increase online banking end user growth and more. Each Digital Insight product and service reinforces the strength of its financial institution clients.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release discusses the following topics which contain forward-looking statements: guidance on anticipated results of operations in the first quarter of 2004 and for all of 2004; expectation of sustaining or growing GAAP or pro forma net income; expectation of continued growth in Internet banking end users; the continued success of the Company’s marketing programs to encourage end-user adoption; expectation of gaining new contracts and retaining current clients; expectation regarding payment or nonpayment of federal or state income taxes in future years; expectations regarding the integration of Magnet; and other statements relating to future revenues, earnings, and Company performance. Such forward-looking statements are based on assumptions and are subject to inherent risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements include the possibility that actual results of operations may fall short of the guidance provided herein, risks related to the integration of Magnet, as well as other risk factors detailed in the Company’s latest annual report on Form 10-K and other reports on file with the SEC. The Company assumes no obligation and does not intend to update any such forward-looking statements.

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Jyoti Nanda	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674	(818) 878-6615
press.release@digitalinsight.com

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, expect for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003 (2)	2002 (3)	2003 (2)	2002 (1)(3)
	(unaudited)		(unaudited)
Revenues	$42,164	$34,332	$154,362	$130,387

Costs and operating expenses
Cost of revenues (3)	18,912	17,061	72,569	67,016
Sales, general and administrative (3)	11,284	9,799	42,684	37,347
Research and development (3)	4,401	3,715	15,631	16,036
Amortization of intangible assets	1,633	1,441	5,868	5,793
Amortization of deferred stock-based compensation (4)	—	62	—	1,410
Restructuring, asset impairment, and other charges	—	6,949	—	12,280

Total costs and operating expenses	36,230	39,027	136,752	139,882

Income (loss) from operations	5,934	(4,695)	17,610	(9,495)
Interest and other income, net	159	86	556	600

Net income (loss) before cumulative effect of change in accounting method and income tax benefit	6,093	(4,609)	18,166	(8,895)
Income tax benefit, net	29,451	—	28,428	—

Net income (loss) before cumulative effect of change in accounting method	35,544	(4,609)	46,594	(8,895)
Cumulative effect of change in accounting method (5)	—	—	—	(29,036)

Net income (loss)	$35,544	$(4,609)	$46,594	$(37,931)

Basic net income (loss) per share before cumulative effect of change in accounting method	$1.05	$(0.14)	$1.41	$(0.28)
Per share adjustment for cumulative effect of change in accounting method	—	—	—	(0.91)

Basic net income (loss) per share	$1.05	$(0.14)	$1.41	$(1.19)

Diluted net income (loss) per share before cumulative effect of change in accounting method	$1.01	$(0.14)	$1.38	$(0.28)
Per share adjustment for cumulative effect of change in accounting method	—	—	—	(0.91)

Diluted net income (loss) per share	$1.01	$(0.14)	$1.38	$(1.19)

Shares used in computing basic net income (loss) per share	33,923	32,398	32,991	31,984

Shares used in computing diluted net income (loss) per share	35,140	32,398	33,700	31,984

Non-GAAP Pro forma Results and Reconciliation to GAAP (6)
GAAP net income (loss)	$35,544	$(4,609)	$46,594	$(37,931)
Amortization of intangible assets	1,633	1,441	5,868	5,793
Income tax benefit from release of tax valuation allowance	(29,611)	—	(29,611)	—
Amortization of deferred stock-based compensation	—	62	—	1,410
Restructuring, asset impairment, and other charges	—	6,949	—	12,280
Cumulative effect of change in accounting method	—	—	—	29,036

Pro forma net income	$7,566	$3,843	$22,851	$10,588

Basic pro forma net income per share	$0.22	$0.12	$0.69	$0.33

Shares used in computing basic pro forma net income per share	33,923	32,398	32,991	31,984

Diluted pro forma net income per share	$0.22	$0.12	$0.68	$0.32

Shares used in computing diluted pro forma net income per share	35,140	32,763	33,700	33,159

(1)	The financial information for 2002 and 2003 includes the results of Virtual Financial Services, Inc. (“ViFi”), which was acquired on January 29, 2002. The consolidated statements of operations include the results of ViFi since the acquisition date.
(2)	The financial information for 2003 includes the results of Magnet Communications, Inc. (“Magnet”), which was acquired on November 25, 2003. The consolidated statements of operations include the results of Magnet since the acquisition date.
(3)	To reflect the continuing evolution of the Company’s business operations, certain expense items were reclassified in 2003 as previously disclosed in April 2003. Results for the quarter and twelve months ended December 31, 2002 have been revised to conform with the 2003 presentation.

Previously reported amounts for the quarter and twelve months ended December 31, 2002, respectively, before the expense reclassifications, were: cost of revenues - $17,242 and $67,594; sales, general and administrative expenses - $8,804 and $33,849; and research and development - $4,529 and $18,956.

(4)	Consolidated statements of operations included in the Company’s Annual Report on Form 10-K will report amortization of deferred stock-based compensation in the applicable expense categories (cost of revenues; sales, general and administrative; and research and development).
(5)	Effect of the adoption of SFAS No.142, “Goodwill and Other Intangible Assets.”
(6)	See explanation above regarding the Company’s practice on reporting pro forma results.

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$40,226	$48,130
Short-term investments	29,109	26,249
Accounts receivable, net	22,333	17,899
Accumulated implementation costs	3,689	4,478
Deferred tax asset, net	15,377	—
Prepaid and other current assets	2,644	5,655

Total current assets	113,378	102,411

Property and equipment, net	27,586	30,621
Goodwill and intangible assets, net	161,545	120,915
Accumulated implementation costs	3,684	4,841
Long-term investments	1,007	—
Deferred tax asset, net	41,324	—
Other assets	288	275

Total assets	$348,812	$259,063

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,427	$6,059
Accrued compensation and benefits	5,428	3,526
Customer deposits and deferred revenues	12,758	7,738
Line of credit	—	6,765
Other accrued liabilities	10,512	17,853
Current portion of capital lease obligations	—	484
Current portion of long-term debt	—	938

Total current liabilities	35,125	43,363

Other liabilities	1,770	—
Customer deposits and deferred revenues	5,446	6,037

Total liabilities	42,341	49,400

Common stock	35	32
Additional paid-in capital	436,840	386,629
Accumulated deficit	(130,404)	(176,998)

Total stockholders’ equity	306,471	209,663

Total liabilities and stockholders’ equity	$348,812	$259,063

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended December 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$46,594	$(37,931)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Cumulative effect of change in accounting method	—	29,036
Restructuring, asset impairment, and other charges	—	12,280
Depreciation and amortization of property and equipment	12,969	12,528
Amortization of deferred stock-based compensation	—	1,410
Amortization of intangible assets	5,868	5,793
Income tax benefit from the release of tax valuation allowance	(29,611)	—
Changes in operating assets and liabilities, net of effect of acquisitions	(1,775)	(4,221)

Net cash provided by operating activities	34,045	18,895

Cash flows from investing activities:
Net maturities (purchases) of investments	(3,867)	25,385
Acquisition of property and equipment	(7,680)	(7,723)
Acquisition of Magnet and ViFi, net of cash received	(31,629)	(4,518)

Net cash provided by (used in) investing activities	(43,176)	13,144

Cash flows from financing activities:
Net repayments of debt	(8,555)	(6,587)
Proceeds from other issuances of common stock	9,782	7,214
Proceeds from stockholders’ notes	—	130

Net cash provided by financing activities	1,227	757

Net increase (decrease) in cash and cash equivalents	(7,904)	32,796
Cash and cash equivalents, beginning of period	48,130	15,334

Cash and cash equivalents, end of period	$40,226	$48,130

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DIGITAL INSIGHT REPORTS FOURTH QUARTER RESULTS

Digital Insight Corporation

Key Operating Data

	December 31, 2003	September 30, 2003	December 31, 2002
CONSUMER METRICS
Live Internet Banking Clients
Internet Banking Sites	1,350	1,315	1,274
Internet Banking Active End-Users	4,404,000	4,236,000	3,555,000
Potential End-Users	34,370,000	33,819,000	31,883,000
Penetration at Live Sites	12.8%	12.5%	11.2%
All Internet Banking Clients
Contracts	1,455	1,417	1,391
Potential End-Users	35,886,000	35,727,000	33,393,000
Online Bill Pay Metrics
Bill Pay Users	663,000	607,000	461,000
Bill Pay Penetration (of Internet Users)	15.1%	14.3%	13.0%
BUSINESS METRICS
Cash Management Contracts (b)	556	517	537
Cash Management Corporate Customers (b)	62,400	35,400	25,900
LENDING METRICS
Lending Contracts	218	210	192
Applications Processed (a)	140,000	167,000	129,000
CONTRACTED CLIENTS (b)	1,710	1,640	1,620
REVENUE BY PRODUCT LINE
(in thousands) (a)
Internet Banking Revenue	$37,102	$35,087	$30,186
Lending Revenue	$3,806	$4,342	$4,146
Total Revenue (c)	$42,164	$39,429	$34,332

(a)	Quarterly totals for the respective three-month periods. All other information is at the period then-ended.
(b)	December 31, 2003 metrics include Magnet Communications.
(c)	December 31, 2003 quarter includes $1.3 million in revenues from Magnet Communications following Digital Insight’s acquisition of Magnet on November 25, 2003.

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